UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Results of Annual Meeting of Shareholders

On May 18, 2023, Nuveen Churchill Private Capital Income Fund (the “Fund”) held its virtual 2023 annual meeting of shareholders (the “Annual Meeting”). Shareholders of record at the close of business on March 20, 2023 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 10,540,040 Class I shares of beneficial interest outstanding and entitled to vote. A quorum consisting of 10,540,040 Class I shares of beneficial interest of the Fund were present or represented by proxy at the Annual Meeting.

The Fund’s shareholders voted on and approved one proposal at the Annual Meeting. The final voting results from the Annual Meeting were as follows:

Proposal 1 – Election of Seven Trustees

The following individuals, constituting all the trustee nominees named in the Fund’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2023, were elected to serve as trustees of the Fund's board of trustees until the 2024 annual meeting of shareholders and until their respective successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director	Votes For	Votes Withheld
Kenneth Kencel	10,540,040	0
William Huffman	10,540,040	0
Michael Perry	10,540,040	0
Stephen Potter	10,540,040	0
James Ritchie	10,540,040	0
Dee Dee Sklar	10,540,040	0
Sarah Smith	10,540,040	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: May 22, 2023	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President